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                                                                    EXHIBIT 99.1



                ONHEALTH ACQUIRES HEALTH DECISIONS INTERNATIONAL
                    A LEADING PERSONAL HEALTH SUPPORT SERVICE


                  ADVANCES BUSINESS TO NEW LEVEL WITH MULTIPLE
                                 REVENUE STREAMS
                         INCLUDING BUSINESS-TO-BUSINESS

Seattle, WA - November 30, 1999 -OnHealth Network Company (NASDAQ: ONHN; HTTP://WWW.ONHEALTH.COM) a leading online health and wellness destination, today announced it has completed the acquisition of Health Decisions International, LLC, a leading provider of health information and decision support services to the healthcare industry. Health Decisions International offers software tools and telephone counseling by nurses that guide its six million members through the health information maze to help them make more informed health choices. The purchase price for Health Decisions was approximately $13 million paid for with shares of OnHealth Network Company's common stock. The transaction will be accounted for as a purchase.

This acquisition significantly advances OnHealth's goal of being the leading comprehensive Internet health services and solutions company with a unique high-touch, high-tech approach,

and addresses the most frequent request from OnHealth users for personalized solutions. It creates a deeper more compelling business model with multiple revenue streams that go beyond advertising and e-commerce to include premium subscription based services, syndication, transaction services and private labeling capability, launching OnHealth into the business-to- business arena.

"The addition of Health Decisions to OnHealth Network is a decisive step - it makes our consumer offering much richer by adding high-touch personal customer support and high-tech customized premium services and we are particularly excited to add significant new business-to-business revenue streams to our business model. In addition, we feel that this acquisition is also likely to enhance our current advertising and e-commerce revenue streams, both by delivering OnHealth.com to Health Decisions' six million covered members and by increasing the loyalty of current OnHealth users." said Robert Goodman, OnHealth president and CEO. "Our mission has always been to provide consumers with the best tools to manage their health and well being. The acquisition of Health Decisions International gives us a vast new array of proprietary tools and a platform for delivering direct customer support through the Internet. The combination is a huge benefit to consumers and our business partners."

Health Decisions International provides call center delivered Demand Management TM, disease management, major medical decision support and lifestyle management


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to Fortune  500  employers,  leading  healthcare  providers  and  pharmaceutical companies. The company will operate as a wholly owned subsidiary of OnHealth and will continue to provide its existing services while expanding its ability to deliver those services through the Internet as well. Its founder, Dr. Donald Vickery, a pioneer in health education and medical self-care, and the recognized originator of the healthcare decision support services, has been named Chief Medical Officer of OnHealth. In his role, he will oversee the development of additional proprietary services and applications for the company, as well as continue to lead the company he created seven years ago.

"I am pleased to join the OnHealth team and bring Health Decisions' personalized services, tools and technology to the Internet," said Dr. Donald Vickery, Health Decisions founder and Chief Medical Officer of OnHealth. "After working for 30 years to develop and automate health decision support systems, it is a natural to use the Internet to provide the efficiency and scalability to deliver these powerful services and applications directly to consumers."

OnHealth will integrate Health Decisions' proprietary tools, services and content onto its Web site, creating additional consumer revenue through access to the premium/subscription level services. The move also marks OnHealth's first step into the business-to-business revenue arena, via broadened relationships with Health Decisions' and OnHealth's current and future partners and clients which may include but are not limited to web-enabled Demand Management TM, disease management, major medical decision support, lifestyle management, private labeled Web sites and e-commerce.

Health Decisions International offers a host of specialized consumer services that will be easily integrated into the current OnHealth offering. These programs are tailored to take into consideration combinations of health issues and practical living situations faced by real people. The services ultimately create a more skilled and knowledgeable consumer capable of better self care. Among the services is a triage system utilizing a 24-hour, seven days a week, telephone-based nurse counseling service that individually assists users with evaluating symptoms and helps develop options for immediate and long-term personal care programs; a decision support system to help consumers better evaluate potential treatment options (e.g. surgery, therapy or medication); lifestyle and personal care management services to support the self-management of everything from a chronic condition to developing strategies for attaining a healthier lifestyle. Also included in Health Decision services are self-care books, audio libraries of pre-recorded medical topics, additional analytical and risk assessment tools, and pharmaceutical support services to increase patient compliance and improve customer satisfaction and retention.

ABOUT HEALTH DECISIONS INTERNATIONAL
Health Decisions International, LLC, based in Golden, Colorado, provides customized, comprehensive health information services including 24-hour, seven days a week, telephone nurse counseling, pharmaceutical marketing support,
custom care management, customer service assistance  and  health   information


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content  licensing.  Health Decisions  International  was founded in 1992 by Dr.
Donald Vickery a pioneer in health education and medical self-care and the originator of the trademarked Demand Management process.

ABOUT ONHEALTH NETWORK COMPANY
Headquartered in Seattle, Washington, OnHealth Network Company (NASDAQ:
ONHN) is a leading Internet health information and services resource that empowers consumers with integrated solutions to effectively manage their health and well-being. In association with leading medical institutions, OnHealth's seasoned health journalists and medical contributors offer unbiased and trusted health resources via reference guides, up-to-date news feeds, deep research, personalization and interactive tools. OnHealth.com is the second largest health services site on the Web with 1.4 million unique users according to October 1999 Media Metrix. The award-winning site was recently named "Best Health & Medicine Web Site" by US News & World Report and won three gold medals including "The Best Consumer Healthcare Portal Site" at the November 1999 eHealthcare World Awards. Over 500 different sites drive traffic to OnHealth.com through various strategic alliances including: AOL's Digital City, Inc., About.com, Better Homes and Gardens, Snap.com, Weather.com, Yahoo! and Microsoft's Hot Mail web courier. OnHealth also attracts leading advertisers from Glaxo Wellcome, Johnson & Johnson, Pfizer, Procter & Gamble and SmithKline Beecham to American Express, AIG Insurance, Fidelity Investments, Ford, Kellogg's and Neiman Marcus, among others.


Certain statements in this release, such as the Company's ability to pursue strategic growth opportunities, increase its revenue and traffic levels and other statements containing "looking forward", "expects," "anticipates","intends," "hopes" or "believes" or variations of such words and similar expressions are intended to identify forward-looking statements and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Potential risks and uncertainties include such factors as acceptance of the Company's products and services, the Company's ability to raise sufficient capital to fully implement the planned business objectives, competition and other risks described in the Company's filings with the Securities and Exchange Commission, including the report on Form 10-K, as amended, for the year ended December 31, 1998.

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